Exhibit 1

SECOND AMENDED AND RESTATED SCRIPPS FAMILY AGREEMENT

This Second Amended and Restated Scripps Family Agreement (this “Agreement”) is entered into this 26th day of March, 2021, by the undersigned individuals (the “Family Shareholders”), and The E.W. Scripps Company, an Ohio corporation (“E.W. Scripps” or the “Company”).

WHEREAS, the undersigned individuals, and E.W. Scripps are parties, and prior to the SNI Merger (as defined below), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps Networks Interactive”), was a party, to the Amended and Restated Scripps Family Agreement, dated May 19, 2015, as amended on March 29, 2017 (the “A&R Family Agreement”), which amended and superseded the Scripps Family Agreement dated October 15, 1992 (the “Original Family Agreement”), as modified and amended by (a) the Acknowledgement dated October 15, 1996 (the “1996 Comcast Acknowledgement”), (b) the 2008 Amendments to Scripps Family Agreement, which became effective May 8, 2008 (the “2008 SNI Amendment”), (c) the June 2014 Amendments, which became effective June 21, 2014, and (d) the Amendment to Scripps Family Agreement dated July 31, 2014 (the “2014 Journal Amendment”);

WHEREAS, Section 9(k) of the A&R Family Agreement provides that the initial duration of Section 9 is a period of ten years commencing on October 18, 2012 and ending on October 17, 2022, and that the duration of Section 9 may be extended for an additional ten-year period, so long as such extension is effected within the two years prior to the end of the most recent ten-year period;

WHEREAS, by entering into this Agreement, the undersigned individuals hereby extend the duration of Section 9 for an additional ten-year period commencing on October 18, 2022; and

WHEREAS, the undersigned individuals and E.W. Scripps desire to amend and restate the A&R Family Agreement to consolidate its provisions and make further amendments thereto;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Family Shareholders and the Company each hereby irrevocably agree to amend, restate and supersede in its entirety the A&R Family Agreement as follows.

Section 1.    Background and Effectiveness.

(a)    Scripps Trust.

(i)    The undersigned individuals are descendants of Edward W. Scripps, founder of the predecessor company to E.W. Scripps, also named The E.W. Scripps Company, a Delaware corporation (the “Original Company”), and controlling person thereof from 1878 to 1922.

(ii)    Edward W. Scripps believed that the Original Company was an institution impressed with a public interest because of its engagement in the publishing of daily newspapers and that the exercise of control over the Original Company carried a responsibility to maintain the independence and integrity of its newspapers, and to this end he established a trust in 1922, with Robert P. Scripps, one of his sons, as initial trustee, to hold the controlling interest in the capital stock of the Original Company (the “Scripps Trust”).

(iii)    Family Shareholders are convinced of the wisdom and farsightedness of Edward W. Scripps’ views and believe that because of the important position occupied by the Company in the communications industry in the United States it would be in the best interests of the Company, its shareholders, its employees and the public for the Family Shareholders to take steps to preserve the independence and integrity of the Company by restricting transfer and governing voting of Common Voting Stock (as defined below, but not Class A Stock (as defined below)) to be owned by them.

(iv)    In light of the objectives set forth above, the Family Shareholders entered into this Agreement for the purpose of restricting the transfer and governing the voting of the Common Voting Stock to be received on termination of the Scripps Trust and all other shares of Common Voting Stock (or shares of stock of the Company with comparable or unlimited voting rights) that they may own of record or beneficially at, or acquire after, such termination (such Shares and such other shares being herein referred to collectively as the “Shares”).

(v)    Upon the death of Robert P. Scripps, Jr. on October 18, 2012 (the “Trust Termination Date”), the last to survive of the four children of Robert P. Scripps who were living at the death of Edward W. Scripps in 1926 (such children being Charles E. Scripps, Robert P. Scripps, Jr., Margaret S. Buzzelli and Nackey S. Loeb), the Scripps Trust terminated and all shares of Class A Stock and Common Voting Stock held by the Scripps Trust were distributed to the beneficiaries thereof, including certain of the Family Shareholders, on March 14, 2013.

(b)    Comcast Merger and E.W. Scripps Spin-off.

(i)    The Original Company, Scripps Howard, Inc., an Ohio corporation and wholly owned subsidiary of the Original Company and successor to the Original

Company (“New Scripps”), and Comcast Corporation, a Pennsylvania corporation (“Comcast”), entered into an Agreement and Plan of Merger dated October 28, 1995 (the “Comcast Merger Agreement”) pursuant to which Comcast acquired the cable television business of the Original Company by the merger of the Original Company into Comcast (the “Comcast Merger”) immediately following the distribution by the Original Company to its stockholders of shares of the capital stock of New Scripps (the “E.W. Scripps Spin-off”).

(ii)    On May 31, 1996 following the E.W. Scripps Spin-off and the Comcast Merger, New Scripps succeeded to and continued to conduct the newspaper, television broadcasting, and entertainment businesses that had been conducted by the Original Company and changed its name to The E.W. Scripps Company (the entity previously defined above as “E.W. Scripps”).

(iii)    Pursuant to the E.W. Scripps Spin-off, the holders of common voting stock, $.01 par value, of the Original Company, which was the class of stock that was originally subject to the Original Family Agreement, became the holders of common voting shares, $.01 par value, of E.W. Scripps (the “EWS Common Voting Shares”), and the holders of Class A common stock, $.01 par value, of the Original Company became the holders of Class A common shares, $.01 par value, of E.W. Scripps (the “EWS Class A Common Shares”). The EWS Common Voting Shares are equivalent in all material respects to the common voting stock of the Original Company, and the EWS Class A Common Shares of E.W. Scripps are equivalent in all material respects to the class A common stock of the Original Company and, pursuant to the 1996 Comcast Acknowledgement, E.W. Scripps was confirmed by the then requisite parties to this Agreement as the successor to the Original Company and the EWS Common Voting Shares became subject to the terms hereof.

(c)    Spin-off of Scripps Networks Interactive; Merger of Scripps Networks Interactive.

(i)    On July 1, 2008, E.W. Scripps effected a spin-off of Scripps Networks Interactive, which was a wholly-owned subsidiary of E.W. Scripps, by way of a pro rata distribution of 100% of the shares of Scripps Networks Interactive (the “SNI Spin-off”), such that each of the shareholders of E.W. Scripps received one Class A common share, $.01 par value, of Scripps Networks Interactive (the “SNI Class A Common Shares”) for each EWS Class A Common Share held of record on the record date for the SNI Spin-off and one common voting share, $.01 par value, of Scripps Networks Interactive (the “SNI Common Voting Shares”) for each EWS Common Voting Share held of record on the record date for the SNI Spin-off.

(ii)    Following the SNI Spin-off, E.W. Scripps continued to conduct the newspaper, television broadcasting and licensing businesses conducted by it prior to the SNI Spin-off through various subsidiaries, and Scripps Networks Interactive continued to conduct the networks and interactive media businesses that were conducted by E.W. Scripps through various subsidiaries.

(iii)    As set forth in the 2008 SNI Amendment, signed by the then requisite parties to this Agreement, E.W. Scripps and Scripps Networks Interactive, until the SNI Merger, all of the terms of this Agreement, including, without limitation, provisions restricting transfer and governing voting, applied to the SNI Common Voting Shares that the Family Shareholders received upon termination of the Scripps Trust and any other SNI Common Voting Shares (or shares of Scripps Networks Interactive of comparable or unlimited voting rights) that they owned of record or beneficially at, or acquired after, such termination as if such parties and Scripps Networks Interactive had executed a separate family agreement relating to SNI Common Voting Shares and containing the same provisions as this Agreement.

(iv)    On March 6, 2018, Scripps Networks Interactive and Discovery Communications, Inc., a Delaware corporation (“Discovery”), effected a merger, pursuant to which a subsidiary of Discovery merged with and into Scripps Networks Interactive and Scripps Networks Interactive became a direct wholly owned subsidiary of Discovery (the “SNI Merger”). Upon closing of the SNI Merger, each SNI Common Voting Share and SNI Class A Common Share converted into the right to receive $65.82 in cash and 1.0584 shares of Discovery Series C common stock, and each shareholder of Scripps Networks Interactive elected whether to receive such merger consideration in cash or in stock.

(v)    Following the SNI Merger, the “Family Shareholders” include the Family Shareholders of E. W. Scripps; the terms “Common Voting Stock” and “Shares” mean the EWS Common Voting Shares; and the term “Class A Stock” means EWS Class A Common Shares.

(d)    E.W. Scripps and Journal Communications Merger and Spin-off.

(i)    On April 1, 2015, E.W. Scripps and Journal Communications, Inc. (“Journal Communications”) effected a combination of their broadcast operations and a spin off and merger of their newspapers, resulting in two separately traded public companies (the “EWS-Journal Transactions”). E.W. Scripps continued as the broadcast and digital media company and retained The E.W. Scripps Company name, with its subsidiary owning the broadcast and digital media business formerly owned by

Journal Communications. The newspaper company is called Journal Media Group, Inc. (“Journal Media Group”), and owns the newspaper businesses formerly owned by Journal Communications and E.W. Scripps. On April 8, 2016, Gannett acquired Journal Media Group.

(ii)    Upon closing of the EWS-Journal Transactions, (A) Journal Communications’ Class A and Class B shareholders received 0.5176 EWS Class A Common Shares and 0.1950 shares in Journal Media Group for each Journal Communications share and (B) E.W. Scripps shareholders received 0.2500 shares in Journal Media Group for each EWS Class A Common Share and each EWS Common Voting Share.    Journal Media Group had one class of stock.

(iii)    Section 17(a) of this Agreement provides that its terms will apply to a successor entity of the Company (including as a result of a spin-off) and the shares of such successor entity that has a similar capital structure to the Company. As set forth in the 2014 Journal Amendment signed by the then requisite parties to this Agreement, notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall not apply to any shares of capital stock of any entity (or successor entity) owning the newspapers published by the E.W. Scripps or its subsidiaries and the newspapers published by Journal Communications, Inc. or its subsidiaries, including the Milwaukee Journal Sentinel, that become owned by any Family Shareholder at any time after July 31, 2014, and such entity (or successor entity) shall not be considered a successor or spun-off subsidiary as such terms are used in Section 17(a)(ii) hereof.

(e)    Effectiveness. The provisions of this Agreement that restrict transfer and govern voting of the Shares became effective on the Trust Termination Date because at the time of such termination, and after giving effect to the distribution of the Shares held by the Scripps Trust, the holders of at least 50% of the then outstanding shares of Common Voting Stock were parties to this Agreement.

Section 2.    Transfer; Conversion; Insolvency.

(a)    Restrictions on Transfer. Each Family Shareholder covenants and agrees that such Family Shareholder will not, directly or indirectly, sell, transfer, distribute, pledge, hypothecate, donate, assign, appoint or otherwise dispose of or encumber any Shares owned by such Family Shareholder, of record or beneficially, except in accordance with and subject to the terms of this Agreement.

(b)    Restriction on Conversion. Each Family Shareholder covenants and agrees that such Family Shareholder will not convert any Shares into Class A Stock except as provided in Section 2(c) or Section 6 hereof.

(c)    Insolvency. In the event of any insolvency, receivership, bankruptcy or assignment for the benefit of creditors of any Family Shareholder, any filing of a petition of bankruptcy by or against any Family Shareholder, any admission in writing of such Family Shareholder’s inability to pay his or her debts generally as they become due or the commencement of any other proceeding by or against a Family Shareholder under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, liquidation, moratorium, arrangements with creditors, composition or extension or any other proceeding or event of a character similar to any of the foregoing, then the Shares owned by such Family Shareholder at the date of any such event shall be deemed to be offered for sale pursuant to Section 3 hereinbelow. In the event, and to the extent, any of such Family Shareholder’s Shares are not purchased pursuant to such Section 3, such Shares shall remain the property of such Family Shareholder and shall remain subject to this Agreement unless a court of competent jurisdiction orders otherwise, in which case such Shares shall be converted into Class A Stock on a share-for-share basis and disposed of pursuant to the order of such court.

Section 3.    Right to Purchase.

(a)    Notice. Except as provided in Section 7 hereof, each Family Shareholder who intends to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of any Shares or any interest in Shares owned of record or beneficially by such Family Shareholder (an “Offeror”) shall give each other Family Shareholder and the Company (collectively, the “Optionees”) written notice (the “Offer Notice”):

(i)    stating the Offeror’s intention to sell or donate Shares or interests therein;

(ii)    stating the total number of Shares or interests therein to be sold or donated (the “Offered Shares”);

(iii)    stating the identity of the proposed purchaser or donee (if any) and the terms and manner of the proposed sale or donation to such purchaser or donee; and

(iv)    stating that such Offeror is offering to sell the Offered Shares to the Optionees in the order, on the terms and subject to the conditions provided in this Agreement.

(b)    Priority. The Optionees shall have the irrevocable right to purchase the Offered Shares (the “Purchase Right”) in the following order of priority:

(i)    first, the Family Shareholders belonging to the same Branch of the Family (as defined below) as the Offeror (the “First Optionees”) shall have the right to purchase all the Offered Shares, such purchases to be made in the proportion that the respective holdings of Shares by each such First Optionee bears to the aggregate holdings of Shares by all such First Optionees, and those First Optionees who purchase their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other First Optionees, in such amounts as may be specified by them in the notice described in Section 4(a) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all such Optionees;

(ii)    second, the Family Shareholders belonging to Branches of the Family other than that of the Offeror (the “Second Optionees”) shall have the right to purchase any Offered Shares not purchased by the First Optionees, such purchases to be made in the proportion that the respective holdings of Shares by each such Second Optionee bears to the aggregate holdings of Shares by all such Second Optionees; and those Second Optionees who purchased their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other Second Optionees, in such amounts as may be specified by them in the notice described in Section 4(b) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all such Optionees; and

(iii)    third, unless the Offeror elects to retain such Offered Shares, the Company shall have the right to purchase any Offered Shares that have not been purchased by the other Optionees.

(c)    Ownership Required. Notwithstanding anything herein to the contrary, no Family Shareholder shall be entitled to receive an Offer Notice, First Notice or a Second Notice or exercise a Purchase Right as an Optionee unless such Family Shareholder on the date of delivery of the First Notice owns Shares of record or beneficially.

(d)    Branches of the Family. For purposes of this Agreement, there are seven “Branches of the Family”, one descended from each of the six children (whether now living or deceased) of Robert P. Scripps and one descended from John P. Scripps. Each Branch of the Family descended from Robert P. Scripps’s children shall consist of the lineal descendants of the particular child of Robert P. Scripps from whom such Branch is descended and any trust of which any such descendant is a beneficiary except the Scripps Trust. The Branch of the Family descended from John P. Scripps shall consist of the lineal descendants of John P. Scripps and any trust of which any such descendant is a beneficiary except the Scripps Trust. Lineal descendants shall include, without limitation, children adopted by the descendants of Robert P. Scripps, by the descendants of John P. Scripps or by the Family Shareholders.

Section 4.    Procedures for Exercise of Purchase Rights.

(a)    First Notice Period. Each First Optionee shall receive from the Offeror, in addition to the Offer Notice, an offer to sell such Offered Shares to the First Optionees in accordance with this Agreement (together with the Offer Notice, the “First Notice”), and have fourteen days from receipt of the First Notice to give written notice to the Offeror stating that such First Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the other First Optionees. No later than three days after the expiration of the aforesaid fourteen-day period, the Offeror will give to each First Optionee electing to purchase Offered Shares written notice indicating the number of Offered Shares allocated to such Optionee.

(b)    Second Notice Period. Within five days after the expiration of the aforesaid fourteen-day period, if any Offered Shares have not been purchased by the First Optionees, the Offeror shall give written notice (the “Second Notice”) to the Second Optionees stating the number of Offered Shares that the First Optionees have not purchased and containing the offer to sell such Offered Shares to the Second Optionees in accordance with this Agreement. Each Second Optionee shall have fourteen days from the receipt of the Second Notice to give written notice to the Offeror stating that such Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Offered Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the Second Optionees. No later than three days after the expiration of such fourteen-day period, the Offeror will give to each Second Optionee electing to purchase Offered Shares written notice indicating the number of Offered Shares allocated to such Optionee.

(c)    Third Notice Period. Unless the Offeror elects, by written notice to the Family Shareholders and the Company, to retain the Offered Shares that are not purchased by the First and Second Optionees, within five days after the expiration of the fourteen-day period after receipt of the Second Notice, the Offeror shall give written notice (the “Third Notice”) to the Company stating the number of Offered Shares that remain unpurchased and containing the offer to sell such Offered Shares to the Company in accordance with this Agreement. The Company shall have fourteen days from receipt of the Third Notice to give written notice to the Offeror stating that the Company irrevocably elects to exercise its Purchase Right and indicating the number of such Offered Shares that it will purchase.

(d)    Waiver of Purchase Right. Any Optionee who fails during the periods specified above to given written notice of exercise of such Optionee’s Purchase Right shall be deemed to have waived such Purchase Right with respect to the Offered Shares, subject to any other right that such Optionee would have to purchase such Offered Shares pursuant to another section of the Agreement. If any such period expires on a day which is not a business day, the period shall be extended until the end of the next business day.

(e)    Fractional Shares. If the number of Shares to which any Optionee shall have a Purchase Right shall include fractions, the Purchase Right of such Optionee shall relate to that number of Shares determined, to the extent possible, by considering any fractional Share which is equal to or more than one-half as a whole Share and by disregarding all fractional Shares less than one-half Share; provided that if any whole Shares remain unsold, such Shares shall be allocated by the Offeror in the Offeror’s sole discretion for purchase by any Optionee.

(f)    Sale by All First Optionees. Notwithstanding anything herein to the contrary, if all the First Optionees are simultaneously offering to sell their Shares, then the Second Optionees shall have the first Purchase Rights and shall be deemed the First Optionees, the Second Notice shall not be required, and the Third Notice shall be given within three days after the expiration of the fourteen-day period after the mailing of the First Notice.

Section 5.    Purchase Price; Closing.

(a)    Purchase Price. The purchase price to be paid to the Offeror for each of the Offered Shares purchased by an Optionee or the Company shall be paid in cash or such other form of consideration as agreed upon in writing by the Offeror and such Optionee (which may include Class A Stock) and shall be equal to the average of the Closing Market Prices (as hereinafter defined) of shares of the Class A Stock for the 15 trading days immediately preceding the date of the First Notice (the “Cash Purchase Price”). Notwithstanding anything to the contrary in the foregoing, if the Company is to purchase Offered Shares, the Offeror may require the Company to exchange unissued or treasury shares of Class A Stock on a share-for-share basis for all or part, as the Offeror designates, of the Offered Shares to be purchased by the Company. The Company shall pay the Cash Purchase Price for all Offered Shares being purchased by it and not designated by the Offeror for exchange for Class A Stock. The Company shall retire all Offered Shares for which it has exchanged shares of Class A Stock. “Closing Market Price” shall mean the last reported sales price on the NASDAQ Global Select Market as reported by NASDAQ, Inc., or if such Class A Stock is traded on any other national securities exchange, the last reported sales price as reported by such national securities exchange, or if such Class A Stock is not then listed on any national securities exchange or on NASDAQ, then the average of the high and low bid quotations for such stock in the over-the-counter market. If the Class A Stock is not traded on any national securities exchange, on NASDAQ or in the over-the-counter market, the “Closing Market Price” shall be the fair value of the Class A Stock determined by the regular investment banking firm of the Company, or, if the Company does not then have a regular investment banking firm, by a nationally recognized investment banking firm designated by a majority of the Optionees.

(b)    Closing. The Closing for the sale of the Offered Shares shall be at 10 a.m. on the date designated in writing by the Offeror, but not earlier than 30 nor later than 60 business days following the date of mailing of the last of the First, Second or Third Notices, as the case may be (the “Closing Date”), at the principal office of the Company or at such other time and location agreed upon in writing by the Optionees and the Offeror.

(c)    Deliveries at Closing. On the Closing Date, (i) the Offeror shall deliver the Offered Shares to be purchased free and clear of all pledges, liens, security interests, encumbrances, claims or equities of others or restrictions on the transfer (other than restrictions imposed by this Agreement or by applicable law), and, if delivery is by delivery of physical certificates, the certificates for such Offered Shares shall be duly endorsed in blank, or have appropriate, duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange, or such other notarization deemed acceptable by the Offeror, and all requisite stock transfer tax stamps attached or provided for, and (ii) the Optionees shall pay the Purchase Price to the Offeror, or if the Company is an Optionee and the Offeror has elected to receive Class A Stock for all or part of the Offered Shares being purchased by the Company, the Company shall deliver to the Offeror the requisite number of shares of Class A Stock registered in the name of the Offeror.

Section 6.    Right of Offeror to Sell or Donate Unsold Shares Upon Conversion Into Shares of Class A Stock. If, after satisfaction by the Offeror of the requirements of Section 4, any Offered Shares remain unsold, the Offeror may elect to (i) retain such unsold Offered Shares, (ii) convert such unsold Offered Shares into Class A Stock (which Class A Stock will not be subject to this Agreement) in the manner provided for in the

Amended Articles of Incorporation of E.W. Scripps, effective as of July 16, 2008 (or as such articles may be amended from time to time hereafter), or (iii) sell, transfer, distribute, or assign such Offered Shares on whatever terms and at whatever price, or donate, appoint or otherwise dispose of such Offered Shares in whatever manner the Offeror wishes, without any further compliance by the Offeror or any transferee with the provisions of this Agreement (which provisions will continue to apply, however, to any other Shares owned of record or beneficially by the Offeror); provided that (A) if the Offeror had included in the Offer Notice such Offeror’s intention to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of the Offered Shares to a specific person, then such Offered Shares shall be sold, transferred, distributed, assigned, donated, appointed or otherwise disposed of to such person on the terms and in the manner indicated in the Offer Notice; AND (B) THE OFFEROR, PRIOR TO ANY SALE, TRANSFER, DISTRIBUTION, ASSIGNMENT, DONATION, APPOINTMENT OR OTHER DISPOSITION OF THE OFFERED SHARES SHALL FIRST CONVERT SUCH OFFERED SHARES INTO CLASS A STOCK AND SELL, TRANSFER, DISTRIBUTE, ASSIGN, DONATE, APPOINT OR OTHERWISE DISPOSE OF ONLY THE CLASS A STOCK.

Section 7.    Excepted Transfers.

(a)    Gifts; Testamentary Transfers; Pledges. Any Family Shareholder may, without a Purchase Right arising in favor of anyone, do the following:

(i)    sell Shares to his or her lineal descendants, provided that such descendant first becomes a party to this Agreement and thereby becomes a “Family Shareholder” hereunder effective upon the receipt of such Shares and agrees that the certificates for such Shares shall bear the legend provided for in Section 12 hereof;

(ii)    transfer Shares by inter vivos gift or testamentary transfer to:

(1)     any member of the Branches of the Family (a “Family Descendant”) who is of legal age and not under any legal disability;

(2)    any trust for the benefit of a Family Descendant, the spouse of a Family Descendant or a Charitable Organization (as defined below), provided that a majority of the trustees of the trust are (and, under the terms of the trust, are required to be) Family Descendants or that the trustees are required to vote and dispose of the Shares held under such trust at the direction of one or more Family Descendants (a “Family Trust”); and

(3)    any of the following, or a similar or successor form of entity, formed under the laws of a state of the United States (each, a “Family Entity”): (i) company, corporation, limited liability company or partnership wholly-owned (directly or “beneficially,” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) exclusively by, and operated for the sole benefit of, one or more Family Descendants, Family Trusts or Charitable Organizations, provided that the person(s) that operate, govern, manage or otherwise control such entity are (and, under the governing documents of such entity, are required to be) Family Descendants or are otherwise required to vote and dispose of the Shares held by such entity at the direction of one or more Family Descendants, and (ii) non-profit organization, charitable foundation, or other charitable organization, provided that the person(s) that operate, govern, manage or otherwise control such entity are (and, under the governing documents of such entity, are required to be) Family Descendants or are otherwise required to vote and dispose of the Shares held by such entity at the direction of one or more Family Descendants (a “Charitable Organization”);

provided that such Family Descendant (if the aforesaid transfer is outright), the trustees and any other persons (whether or not required to act in a fiduciary capacity) with authority regarding investment or voting of the Shares held under such Family Trust (if the aforesaid transfer is to a Family Trust) or the Family Entity and each direct or beneficial owner thereof (if the aforesaid transfer is to a Family Entity) first becomes a party to this Agreement and thereby becomes a “Family Shareholder” hereunder effective upon the receipt of such Shares and agrees that the certificates for such Shares shall bear the legend provided for in Section 12 hereof;

(iii)    transfer Shares by testamentary transfer to his or her spouse provided that such Family Shareholder’s last will and testament provides that all Shares to be so transferred shall be converted by the estate of such Family Shareholder into shares of Class A Stock on a share-for-share basis before being so transferred; further provided that if a Family Descendant transfers Shares to a Family Trust (as described in subsection (a)(ii)(2) above), such Family Trust similarly may make outright transfers of Shares (as trust distributions or otherwise) to the spouse of any Family Descendant provided that the terms of such Family Trust require that all Shares to be so transferred shall be converted by the trustees of such Family Trust into shares of Class A Stock on a share-for-share basis before being so transferred; and

(iv)    pledge Shares as collateral for money borrowed by such Family Shareholder or a member of the Branch of the Family of which such Family Shareholder is a member provided that the pledgee agrees in writing to be bound by this Agreement as if such pledgee were a member of the Branch of the Family of which such Family Shareholder is a member effective upon the receipt of such Shares.

(b)    Transfers Deemed to be Offers. Notwithstanding anything to the contrary herein (i) if title to any Shares subject to any trust, including a Family Trust, or held by any Family Entity or pledged pursuant to Section 7(a)(iv) are transferred to anyone or any entity other than a Family Descendant, a Family Trust or a Family Entity pursuant to the terms of such trust or by the governing document(s) of the Family Entity, by action of the trustee(s) thereof or the governing, operating, managing or controlling body, person or entity thereof, upon termination of such trust or Family Entity, by power of appointment or otherwise (a “Nonpermitted Transferee”), such Shares shall be deemed to be offered for sale pursuant to Section 3 hereof; and (ii) if a person who is a Family Descendant, Family Trust or Family Entity but who is not a party to this Agreement acquires outright any Shares held in trust or by a Family Entity, such Family Descendant, Family Entity or the trustee(s) of such Family Trust must become a party to this Agreement effective upon the receipt of such Shares or such Shares shall be deemed to be offered for sale pursuant to Section 3 hereof.

(c)    Automatic Conversion on Noncomplying Transfer. Any valid transfer of Shares made without compliance with this Agreement, whether by operation of law, court or administrative order, divorce settlement or decree, or otherwise, shall result in the automatic conversion of such Shares into Class A Stock on a share-for-share basis.

Section 8.    Other Stock.

(a)    Application of Agreement. The terms and provisions of this Agreement apply to all shares of Common Voting Stock or shares of stock of the Company with comparable or unlimited voting rights that (i) were owned of record or beneficially by the Family Shareholders on the Trust Termination Date, (ii) were received by the Family Shareholders upon distribution from the Scripps Trust, (iii) may be issued to or received by the Family Shareholders after the Trust Termination Date in consequence of any additional issuance, purchase, exchange or reclassification of shares, any corporate reorganization or any other form of recapitalization or consolidation or merger or share split-up or share dividend or distribution, or (iv) that are otherwise acquired by the Family Shareholders in any manner whatsoever after the Trust Termination Date.

(b)    Inclusion in Definition of “Shares”. Any shares of Common Voting Stock or other shares of stock that are or become subject to this Agreement pursuant to the provisions of subsection (a) of this Section 8 shall be considered “Shares” for all purposes of this Agreement.

Section 9.    Annual and Other Meetings of Family Shareholders; Voting Agreement.

(a)    Meetings Called by the Company. The Company shall call a meeting of the Family Shareholders prior to each annual or special meeting of the shareholders of the Company held after the Trust Termination Date by giving each Family Shareholder written notice of such meeting of the Family Shareholders at least fifteen (15) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof, each such meeting of the Family Shareholders (hereinafter referred to as a “Required Meeting”) to be held at least fifty (50) days prior to each such annual or special meeting of the Company’s shareholders unless the holders of a majority of the Shares consent in writing to holding such meeting of the Family Shareholders on an earlier date. At each Required Meeting the Company shall seek the advice of the Family Shareholders with respect to, and submit for appropriate decision by the Family Shareholders in accordance with this Section 9, each matter, including election of directors, that the Company wishes to submit to its stockholders at the annual or special meeting with respect to which the Required Meeting has been called. Appropriate officers of the Company will be available at such Required Meeting to discuss these matters (including nominees for election as directors of the Company) and such other matters as the Family Shareholders wish to discuss relating to the Company or the forthcoming annual or special meeting of the Company’s stockholders. The Company may call other meetings of the Family Shareholders by giving to each Family Shareholder written notice at least seven (7) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof.

(b)    Meetings Called by the Family Shareholders. The “Family Council” (as provided for in the Bylaws (as defined below) or, upon written demand to the secretary appointed under the Bylaws at least ten (10) days prior to the meeting date, the holders of 33% or more of the Shares may call a meeting of the Family Shareholders. The Family Council or the secretary, as applicable, shall give to each Family Shareholder written notice of such meeting at least seven (7) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof.

(c)    Place; Waiver of Notice of Meetings; Written Action. Each meeting of the Family Shareholders called by the Company shall be held in Cincinnati, Ohio or at such other place within or without the State of Ohio as may be designated by the Company and stated in the notice of such meeting. Meetings of the Family Shareholders may be held by means of any communications equipment (e.g., telephone, video or web conferencing equipment) that enables each Family Shareholder an opportunity to participate in the meeting and to vote on matters submitted to Family Shareholders at the meeting, including an opportunity to read or hear proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those who will be present physically or present by the use of any such communications equipment. Attendance at any meeting of Family Shareholders, whether held in person or by means of any communications equipment shall be limited to Family Shareholders who beneficially own Shares as of the record date for such meeting or their legally-appointed guardians or powers of attorney, provided any such attorney-in-fact also is a Family Shareholder, and other parties who have been invited to attend by the Family Council. Participants attending by means of any communication equipment shall take reasonable measures to ensure that others do not have access to such meeting by means of such participant’s communications equipment. Each meeting of the Family Shareholders called by the Family Shareholders shall be held at the place designated in the notice of such meeting by the Family Shareholders or Family Council calling such meeting. A Family Shareholder may waive any notice of meeting required under this Section 9 by providing the chairperson of the meeting in question with a written waiver of notice prior to, at or after such meeting. Any action that may be authorized or taken at a meeting of the Family Shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by the Family Shareholders holding at least 90% of the Shares. An electronic mail or electronic or other transmission capable of authentication that has been sent by a Family Shareholder and that contains an affirmative vote or approval of that person is a signed writing for purposes of the foregoing sentence. The date on which that electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

(d)    Proxies. Each Family Shareholder may be represented at any meeting of the Family Shareholders and may vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by one or more proxies appointed by a writing signed by such Family Shareholder. Any proxy so appointed must be a Family Shareholder. The writing appointing such proxy may contain instructions to such proxy on how to vote such Family Shareholder’s Shares or may provide such proxy with the power to vote such Family Shareholder’s Shares in such proxy’s discretion.

(e)    Chairperson and Secretary of Meetings. The Family Shareholders shall elect a chairperson and secretary at the Family Shareholders meeting called prior to the annual meeting of the Company in which the term of the currently serving chairperson and secretary ends (which may or may not occur at the same meeting). The chairperson and the secretary shall each serve a term of three (3) years. Election shall be by the vote of the holders of a majority of the Shares present at such meeting or represented thereat by proxy. The Family Council may fill any vacancy that may occur in the office of chairperson or secretary by electing a successor to hold office until the next succeeding meeting of the Family Shareholders. The chairperson and secretary shall have such duties as prescribed in the Bylaws.

(f)    Quorum; Vote Required for Decision. The presence in person or by proxy of the holders of a majority of the Shares at a meeting of the Family Shareholders shall be sufficient to constitute a quorum for reaching decisions as provided herein on matters brought before such meeting. If a quorum is not present at a meeting of the Family Shareholders, the Family Shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. When a quorum is present at a meeting of the Family Shareholders, the vote of the holders of a majority of the Shares voting in person or by proxy shall be sufficient to reach a decision on each matter brought before such meeting, except as otherwise provided in Section 9(i) hereof and except that the vote of the holders of a plurality of the Shares voting in person or by proxy shall be sufficient to reach a decision with respect to the selection of nominees for the Company’s Board of Directors brought before such meeting. Each Family Shareholder shall be entitled, either in person or by proxy, to cast one vote for each Share owned of record or beneficially by him or her on each matter brought before any meeting of the Family Shareholders.

(g)    Voting at Meetings of Family Shareholders. Voting at all meetings of the Family Shareholders may be by voice or show of hand unless any Family Shareholder requests a written ballot or as required by the Bylaws. The validity of proxies and ballots at each meeting shall be determined in conformity with the corporation laws of the State of Ohio.

(h)    Voting at Meetings of Company Stockholders. Each Family Shareholder agrees, for himself or herself and his or her successors and assigns, to accept and be bound by each decision reached as provided herein with respect to each matter brought before any meeting of the Family Shareholders at which a quorum is present. Accordingly, the Family Shareholders hereby irrevocably appoint (i) each other and (ii) Miramar Services, Inc. or such other proxy or proxies as determined by the Family Council, in each case, as their attorneys and proxies to vote their Shares on each such matter at each annual or special meeting of the Company’s stockholders, or to execute proxies, consents or authorizations to vote their Shares on each such matter at each annual or special meeting of the Company’s stockholders, in accordance with the decision reached as aforesaid on each such matter at the meeting of the Family Shareholders held immediately prior to such annual or special meeting. Such proxies shall expire upon the end of the ten-year period as provided in Section 9 hereof and shall be deemed reappointed upon the extension of such additional ten-year periods in accordance with Section 9 hereof by such Family Shareholders approving such extension.

(i)    Bylaws. By the vote of the holders of a majority of the Shares, the Family Shareholders may adopt, and thereafter amend from time to time, bylaws with respect to such matters relating to the conduct of meetings of the Family Shareholders that are not otherwise addressed in or inconsistent with this Section 9 (“Bylaws”).

(j)    No Amendment of This Agreement. No action at any meeting of the Family Shareholders or any provision of the Bylaws shall operate to amend any provision of this Agreement, which may be amended only as set forth in Section 16 hereof.

(k)    Extension of Section 9. This Section 9 shall be effective for an initial period of ten years commencing on the Trust Termination Date and, by entering into this Agreement, the undersigned individuals hereby extend the duration of Section 9 for an additional ten-year period commencing on October 18, 2022. At any time within two years prior to the end of such ten-year period, any or all of the Family Shareholders may extend the duration of this Section 9 for an additional ten-year period, and thereafter for as many additional periods, each not to exceed ten years, as they may desire, so long as each such additional extension is effected within the two years prior to the end of the most recent ten-year period. Each such extension must be effected in writing. No Family Shareholder will be bound by any such extension if he or she has not executed the writing effecting such extension.

Section 10.    Disclosure Waiver; Confidentiality.

(a)    Disclosure Waiver. The Company and each Family Shareholder acknowledge and agree that no party hereto shall have any duty or obligation to disclose affirmatively to any other party hereto, and no party hereto shall have any right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with any purchase, sale or conversion of Shares pursuant to this Agreement.

(b)    Confidentiality.

(i)    Each Family Shareholder agrees to keep Confidential Information (as defined below) confidential. Such Confidential Information will not, without the prior written consent of the Company, be disclosed by such Family Shareholder or its Representatives (as defined below) to any other person, in any manner whatsoever, in whole or in part, and will not be used by such Family Shareholder or its Representatives directly or indirectly for any purpose other than evaluating any matter submitted to the Family Shareholders for approval pursuant to the Family Agreement (each such matter, a “Proposal”), and such Family Shareholder’s investment in the Company. Moreover, each Family Shareholder agrees to transmit Confidential Information only to those Representatives who need to know Confidential Information for such purposes, who are informed by such Family Shareholder of the confidential nature of the Confidential Information and who agree to be bound by the terms of this Section 10(b). Each Family Shareholder will be responsible for any breach of this Section 10(b) by such Family Shareholder’s Representatives.

(ii)    If a Family Shareholder or anyone to whom such Family Shareholder has transmitted Confidential Information pursuant to this Section 10(b) is requested or become legally compelled (by law, oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Family Shareholder will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10(b). In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 10(b), the Family Shareholder will furnish only that portion of Confidential Information which the Family Shareholder’s legal counsel has advised is legally required to be disclosed and will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(iii)    Each Family Shareholder is aware, and will advise such Family Shareholder’s Representatives, that the United States securities laws prohibit any person who has received from the Company material, non-public information from purchasing or selling securities of the Company based on such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(iv)    For purposes of this Section 10(b), “Confidential Information” means any non-public, confidential and/or proprietary information regarding the Company, any potential transaction involving the Company and any Proposal or other matters to be discussed or acted upon by the Family Shareholders (including the fact that such information exists, such approval or action has been requested and that such discussions or negotiations are taking place), furnished to the Family Shareholders or their respective agents or representatives, including without limitation, attorneys, accountants, consultants and financial advisors (collectively, “Representatives”), by the Company or any its Representatives (including without limitation any of its Directors), whether in writing or otherwise, and all notes, analyses, compilations, data, studies or other documents (in whatever form maintained, whether documentary, computer storage or otherwise) prepared for or by the Family Shareholders or their Representatives containing or based in whole or in part on any such furnished information or reflecting their review of, or interest in, the Company.” “Confidential Information” excludes any information that (A) is or becomes generally available to the public other than as a result of a disclosure by any Family Shareholder or any Family Shareholder’s Representatives or (B) becomes available to such Family Shareholder on a non-confidential basis from a source other than the Company or one of its Representatives or any other Family Shareholder or such other Family Shareholder’s Representatives, which source has represented to such Family Shareholder (and which such Family Shareholder has no reason to disbelieve after due inquiry) that it is entitled to disclose such information.

Section 11.    Specific Performance. The parties agree that irrevocable damage will result to each of them in the event that this Agreement is not specifically enforced. Therefore it is agreed that the rights to, or obligations of, purchase and sale of Shares hereunder may be enforced in a court of equity or other tribunal with jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.

Section 12.    Legend; Transfer; Form of Ownership.

(a)    Legend. Each Family Shareholder agrees to submit to the Company, upon termination of the Scripps Trust or (if later) upon becoming a party to this Agreement, and in each case from time to time thereafter as and when additional Shares are acquired by such Family Shareholder, the certificates for all Shares owned of record or beneficially by such Family Shareholder so that the Company may endorse thereon a legend reading substantially as follows:

“The Common Voting Shares represented hereby may not be sold, transferred, distributed, pledged, mortgaged, donated, assigned, appointed or otherwise disposed of or encumbered or converted into Class A Common Shares, nor may such shares be voted, nor consents or waivers given with respect thereto, except in accordance with, and such shares and the voting thereof are subject to, the provisions of the Scripps Family Agreement, as amended, a copy of which is on file at the principal office of the Company.”

(b)    Transfer or Conversion Must Comply with Agreement. The parties agree that no purported transfer or conversion of Shares shall be valid, nor shall any such transfer or conversion be recorded on the stock books of the Company or be recognized by the Company, unless all the terms and conditions of this Agreement have been complied with first and the Company has or is furnished with proper evidence of such compliance.

(c)    Form of Ownership. Each Family Shareholder shall hold his, her or its Shares of record in his, her or its name and not in the name of a broker or other nominee. Notwithstanding the preceding, Shares may be held in the name of Miramar Fiduciary Corporation, as nominee for the Family Shareholder. Miramar Fiduciary Corporation will keep accurate records recording the beneficial owner of any such Shares held in its name as nominee and shall provide such information to the Company upon the Company’s request.

Section 13.    Execution.

(i)    This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(ii)    Commencing on July 1, 1992, this Agreement was circulated among the descendants of Robert P. Scripps and John P. Scripps for execution by them and was so executed on or before December 31, 1992 by Family Shareholders that included descendants of Edward W. Scripps to whom in the aggregate there would have been distributed (assuming for purposes of this paragraph that the Scripps Trust were to terminate on such date) such number of shares of Common Voting Stock of the Original Company as would constitute 50% or more of the shares of such stock outstanding on such date and, as a result, this Agreement became irrevocable as provided in Section 14 hereof.

Section 14.    Irrevocability. Each party hereto agrees that his, her or its execution and delivery of this Agreement may not be withdrawn and that this Agreement shall be irrevocable, shall not be amended except pursuant to Section 16 hereof and shall continue in full force and effect until terminated pursuant to Section 15 hereof.

Section 15.    Termination.

(a)    Termination of the Agreement. This Agreement shall terminate upon the expiration of twenty-one years after the death of the last survivor of all of the descendants of Robert P. Scripps and John P. Scripps alive on the Trust Termination Date. Upon termination of this Agreement, each holder of record of Shares who is a party to this Agreement (or such holder’s permitted successors and assigns) shall be entitled to submit such holder’s certificate or certificates for Shares to the Company in exchange for a new certificate or certificates that shall not bear the legend set forth in Section 12.

(b)    Termination of Family Shareholder as a Party to the Agreement. Notwithstanding anything to the contrary herein, at such time that a Family Shareholder does not own of record or beneficially any Shares, such Family Shareholder shall no longer be a party to this Agreement without any further action required by the Company or the other Family Shareholders.

Section 16.    Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Company and by parties to this Agreement who are the holders of at least 80% of the outstanding shares of Common Voting Stock owned by all parties to this Agreement at the time it is to be amended. Notwithstanding the foregoing, Section 9 of this Agreement may be amended as aforesaid by such holders without the concurrence of the Company.

Section 17.    Miscellaneous.

(a)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executives, legal representatives, permitted assigns, and successors. Except as otherwise provided in Section 1(d) hereof, successors shall include, without limitation, any successor to E. W. Scripps by merger, consolidation or sale of all or substantially all assets, or any subsidiary of E.W. Scripps that owns or operates any business thereof and is spun-off by way of a pro rata distribution of its shares to shareholders of E. W. Scripps, whether such subsidiary is directly or indirectly, or wholly or partly, owned by E. W. Scripps, and the defined terms referred to in this Agreement shall be deemed to refer to and mean such successor or spun-off subsidiary and the shares of such successor or spun-off subsidiary having voting rights comparable to Common Voting Stock of E. W. Scripps.

(b)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 18.    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights and obligations of the parties hereto shall be enforceable to the fullest extent permitted.

Section 19.    Notices. All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and sent by guaranteed overnight delivery via Federal Express or similar service or by email, addressed as follows:

(i)    if to any Family Shareholder, addressed to such Family Shareholder at such Family Shareholder’s address on the signature pages of this Agreement or otherwise on file with Miramar Services, Inc.; and

(ii)    if to The E.W. Scripps Company, addressed to:

The E.W. Scripps Company

312 Walnut Street

2800 Scripps Center

Cincinnati, OH 45202

Attention: Corporate Secretary

Julie.McGehee@scripps.com

Any Family Shareholder or the Company, by notice in writing mailed or emailed to the others and the President of Miramar Services, Inc.at 250 Grandview Ave., Suite 400, Fort

Mitchell, KY 41017, may change the name and address to which notices and other communications hereunder shall be mailed. Each new Family Shareholder, upon executing this Agreement, shall indicate his, her or its address on the signature pages of this Agreement.

For the purposes of this Agreement, notice given hereunder shall be deemed to have occurred on the day such notice has been sent as required herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has executed this Agreement on the date indicated below opposite such party’s signature.

THE E.W. SCRIPPS COMPANY

By:	/s/ William Appleton
Name: William Appleton
Title: Executive VP & General Counsel

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Edward W. Scripps, Jr.
Name: Edward W. Scripps, Jr.

FAMILY SHAREHOLDER

/s/ Jimmy R. Scripps
Name: Jimmy R. Scripps

FAMILY SHAREHOLDER

/s/ Margaret S. Klenzing
Name: Margaret S. Klenzing

FAMILY SHAREHOLDER

/s/ Marilyn J. Scripps
Name: Marilyn J. Scripps

FAMILY SHAREHOLDER

/s/ William A. Scripps
Name: William A. Scripps

FAMILY SHAREHOLDER

/s/ Rebecca Scripps Brickner
Name: Rebecca Scripps Brickner

FAMILY SHAREHOLDER

/s/ Corina S. Granado
Name: Corina S. Granado

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Mary Ann S. Sanchez
Name: Mary Ann S. Sanchez

FAMILY SHAREHOLDER

/s/ William H. Scripps
Name: William H. Scripps

FAMILY SHAREHOLDER

/s/ Kathy Scripps
Name: Kathy Scripps

FAMILY SHAREHOLDER

/s/ Virginia S. Vasquez
Name: Virginia S. Vasquez

FAMILY SHAREHOLDER

/s/ Charles E. Scripps, Jr.
Name: Charles E. Scripps, Jr.

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Barbara Victoria Scripps Evans
Name: Barbara Victoria Scripps Evans, individually, as co-trustee of the John P. Scripps Trust under Agreement dated 2/10/77 FBO Peter M. Scripps, John P. Scripps Trust FBO Paul K. Scripps under Agreement dated 2/10/77, John P. Scripps Trust Exempt Trust under Agreement dated 2/10/77, John P. Scripps Trust under Agreement dated 2/10/77 FBO Barbara Scripps Evans, and as trustee of the Thomas S. Evans Irrevocable Trust under Agreement dated 11/13/2012

FAMILY SHAREHOLDER

/s/ Paul K. Scripps
Name: Paul K. Scripps, individually, and as trustee of the John P. Scripps Trust f/b/o Ellen McRae Scripps created under agreement dated 12/27/84, and as co-trustee of the John P. Scripps Trust f/b/o Paul K. Scripps, created under agreement dated 2/10/77, the John P. Scripps Trust f/b/o Peter M. Scripps, created under agreement dated 2/10/77, the John P. Scripps Trust f/b/o Barbara Scripps Evans, created under agreement dated 2/10/77, and the John P. Scripps Trust Exempt Trust, created under agreement dated 2/10/77

FAMILY SHAREHOLDER

/s/ Douglas A. Evans
Name: Douglas A. Evans, individually and as trustee of the Douglas A. Evans 2017 Trust dated August 24, 2017

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Anne M. La Dow
Name: Anne M. La Dow, individually, and as trustee of the Anne M. La Dow Trust under Agreement dated 10/27/2011, and as co-trustee of the John P. Scripps Trust f/b/o Paul K. Scripps, created under agreement dated 2/10/77, the John P. Scripps Trust f/b/o Peter M. Scripps, created under agreement dated 2/10/77, the John P. Scripps Trust f/b/o Barbara Scripps Evans, created under agreement dated 2/10/77, and the John P. Scripps Trust Exempt Trust, created under agreement dated 2/10/77

FAMILY SHAREHOLDER

/s/ Peter R. La Dow
Name: Peter R. La Dow, individually and as trustee of the Survivor’s Trust of the La Dow Family Trust, created under agreement dated June 29, 2004

FAMILY SHAREHOLDER

/s/ John P. Scripps
Name: John P. Scripps, individually and as trustee of the John Peter Scripps 2013 Revocable Trust, dated December 20, 2013

FAMILY SHAREHOLDER

/s/ Ellen M. Scripps
Name: Ellen M. Scripps, individually and as trustee of Ellen M. Scripps Revocable Trust, dated April 17, 2014, as thereafter amended or restated (f/k/a The Ellen M. Scripps Kaheny Revocable Trust)

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Julia Scripps Heidt
Name: Julia Scripps Heidt

FAMILY SHAREHOLDER

/s/ J. Sebastian Scripps
Name: J. Sebastian Scripps

FAMILY SHAREHOLDER

/s/ Wendy E. Scripps
Name: Wendy E. Scripps

FAMILY SHAREHOLDER

/s/ Cynthia J. Scripps
Name: Cynthia J. Scripps

FAMILY SHAREHOLDER

/s/ Mary Peirce
Name: Mary Peirce

FAMILY SHAREHOLDER

/s/ Eve Scripps Attal a/k/a Eva Scripps Attal
Name: Eve Scripps Attal a/k/a Eva Scripps Attal

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Eaton M. Scripps
Name: Eaton M. Scripps

FAMILY SHAREHOLDER

/s/ Molly E. McCabe
Name: Molly E. McCabe

FAMILY SHAREHOLDER

/s/ Elizabeth A. Logan
Name: Elizabeth A. Logan

FAMILY SHAREHOLDER

/s/ Eli W. Scripps
Name: Eli W. Scripps

FAMILY SHAREHOLDER

/s/ Gerald J. Scripps
Name: Gerald J. Scripps

FAMILY SHAREHOLDER

/s/ Jonathan L. Scripps
Name: Jonathan L. Scripps

FAMILY SHAREHOLDER

/s/ Megan Scripps Tagliaferri
Name: Megan Scripps Tagliaferri

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Cody Dubuc
Name: Cody Dubuc

FAMILY SHAREHOLDER

/s/ Samuel D.F. Scripps
Name: Samuel D.F. Scripps

FAMILY SHAREHOLDER

/s/ Welland Scripps
Name: Welland Scripps

FAMILY SHAREHOLDER

/s/ Wesley Scripps
Name: Wesley Scripps

FAMILY SHAREHOLDER

/s/ William A. Scripps, Jr.
Name: William A. Scripps, Jr.

FAMILY SHAREHOLDER

/s/ R. Michael Scagliotti
Name: R. Michael Scagliotti

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

Adam R. Scripps Trust u/a dated October 5, 1992, as thereafter amended and restated

/s/ Paul D. Quandt
Name: Paul D. Quandt, on behalf of Miramar Fiduciary Corporation, as Trustee

/s/ Mary Ann Sanchez
Name: Mary Ann Sanchez, as Trust Advisor

FAMILY SHAREHOLDER

Careen Cardin Trust, dated November 26, 2018

/s/ Paul D. Quandt
Name: Paul D. Quandt, on behalf of Miramar Fiduciary Corporation, as Trustee

/s/ Cody Dubuc
Name: Cody Dubuc, as Family Agent and Family Voter

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps, created under Article II of the Robert P. Scripps, Jr. Trust dated October 5, 1992, as amended

/s/ Paul D. Quandt
Name: Paul D. Quandt, on behalf of Miramar Fiduciary Corporation, as Trustee

/s/ Virginia S. Vasquez
Name: Virginia S. Vasquez, as Trust Advisor

FAMILY SHAREHOLDER

Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps IV, created under Article II of the Robert P. Scripps, Jr. Trust dated October 5, 1992, as amended

/s/ Paul D. Quandt
Name: Paul D. Quandt, on behalf of Miramar Fiduciary Corporation, as Trustee

/s/ Virginia S. Vasquez
Name: Virginia S. Vasquez, as Trust Advisor

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Charles L. Barmonde
Name: Charles L. Barmonde

FAMILY SHAREHOLDER

/s/ Kendall S. Barmonde
Name: Kendall S. Barmonde

FAMILY SHAREHOLDER

/s/ Anthony S. Granado
Name: Anthony S. Granado

FAMILY SHAREHOLDER

/s/ Ellen B. Granado
Name: Ellen B. Granado

FAMILY SHAREHOLDER

/s/ Geraldine Scripps Granado
Name: Geraldine Scripps Granado

FAMILY SHAREHOLDER

/s/ Manuel E. Granado
Name: Manuel E. Granado

FAMILY SHAREHOLDER

/s/ Raymundo H. Granado, Jr.
Name: Raymundo H. Granado, Jr.

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Elizabeth Scripps
Name: Elizabeth Scripps

FAMILY SHAREHOLDER

/s/ Crystal Vasquez Lozano
Name: Crystal Vasquez Lozano

FAMILY SHAREHOLDER

/s/ James Bryce Vasquez
Name: James Bryce Vasquez

FAMILY SHAREHOLDER

/s/ Peggy Scripps Evans
Name: Peggy Scripps Evans

FAMILY SHAREHOLDER

/s/ John Patrick Scripps
Name: John Patrick Scripps

FAMILY SHAREHOLDER

/s/ Keon Korey Vasquez
Name: Keon Korey Vasquez

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Samuel Joseph Logan
Name: Samuel Joseph Logan

FAMILY SHAREHOLDER

/s/ Maxwell Christopher Logan
Name: Maxwell Christopher Logan

FAMILY SHAREHOLDER

/s/ Samantha J. Brickner
Name: Samantha J. Brickner

FAMILY SHAREHOLDER

/s/ Monica Holcomb
Name: Monica Holcomb

FAMILY SHAREHOLDER

/s/ Savannah Brickner
Name: Savannah Brickner

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Nathaniel W. Heidt
Name: Nathaniel W. Heidt

FAMILY SHAREHOLDER

/s/ Austin S. Heidt
Name: Austin S. Heidt

FAMILY SHAREHOLDER

/s/ Robert S. Heidt III
Name: Robert S. Heidt III

FAMILY SHAREHOLDER

/s/ Jessica L. Hoerster
Name: Jessica L. Hoerster

FAMILY SHAREHOLDER

/s/ Jenny Sue Scripps Mitchell
Name: Jenny Sue Scripps Mitchell

[Signature Page to Second Amended and Restated Scripps Family Agreement]

FAMILY SHAREHOLDER

/s/ Vanessa L. Sanchez
Name: Vanessa L. Sanchez

FAMILY SHAREHOLDER

/s/ Veronica E. Sanchez
Name: Veronica E. Sanchez

FAMILY SHAREHOLDER

/s/ Brittany Jean Scripps
Name: Brittany Jean Scripps

FAMILY SHAREHOLDER

/s/ Shannon Leigh Howard
Name: Shannon Leigh Howard

[Signature Page to Second Amended and Restated Scripps Family Agreement]